Exhibit 99.1

Contact:

Jim Goff, InterMune, Inc., 650-521-7503 (mobile), jgoff@intermune.com

Brian Grancagnolo, Hill & Knowlton, 212-885-0449, brian.grancagnolo@hillandknowlton.com

FDA ADVISORY COMMITTEE RECOMMENDS APPROVAL OF INTERMUNE’S Esbriet®

(PIRFENIDONE) FOR IDIOPATHIC PULMONARY FIBROSIS

— InterMune to conduct conference call and webcast at 5:00 p.m. EST today —

BRISBANE, California, March 9, 2010 – InterMune, Inc. (NASDAQ: ITMN) announced today that the U.S. Food and Drug Administration’s (FDA) Pulmonary-Allergy Drugs Advisory Committee (PADAC) voted 9 to 3 to recommend approval of Esbriet® (pirfenidone) for the treatment of patients with idiopathic pulmonary fibrosis (IPF) to reduce decline in lung function.

IPF is a rare and fatal lung disease that affects approximately 200,000 people in the United States and Europe. If approved by the FDA for commercialization, Esbriet would be the first medication to be made available to IPF patients in the United States.

“We are pleased with the outcome of today’s Advisory Committee meeting,” said Dan Welch, Chairman, Chief Executive Officer and President of InterMune. “We look forward to working closely with the FDA as review of the Esbriet NDA continues.”

Though the Advisory Committee’s recommendations are not binding, they will be considered as the FDA completes its review of the New Drug Application (NDA) for Esbriet. Esbriet received Orphan Drug, Fast Track and Priority Review designations by the FDA. Priority Review designation may be granted by the FDA to an NDA for drugs that have the potential to offer major advances in treatment, or provide a treatment where no adequate therapy exists. A target date of May 4, 2010 has been set under the Prescription Drug User Fee Act (PDUFA).

Status of Esbriet (pirfenidone) in Europe

On March 2, 2010, InterMune announced that it had submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA), seeking approval to market Esbriet for the treatment of IPF patients in the European Union. Esbriet (pirfenidone) has been granted Orphan Drug status in Europe.

Conference Call and Webcast Details

InterMune will host a conference call today at 5:00 p.m. EST to discuss Esbriet. Interested investors and others may participate in the conference call by dialing 888-799-0528 (U.S.) or 973-200-3372 (international), conference ID# 61659499. A replay of the webcast and teleconference will be available approximately three hours after the call.

To access the webcast, please log on to the company’s website at www.intermune.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required.

The teleconference replay will be available for 10 business days following the call and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (international), and entering the conference ID# 61659499.

About Esbriet (pirfenidone)

Preclinical and in-vitro evidence has shown that Esbriet has both anti-fibrotic and anti-inflammatory effects. In February 2009, InterMune announced the results of the company’s two global Phase 3 clinical trials evaluating Esbriet for the treatment of IPF, known as the CAPACITY trials. Prior to the CAPACITY results, data had previously been presented from another Phase 3 study and three Phase 2 clinical trials in more than 400 patients which suggested that Esbriet may positively affect lung function and disease progression in patients with IPF. In those clinical studies, Esbriet was safe and generally well tolerated, with the most frequent side effects reported being photosensitivity rash and gastrointestinal symptoms. In October of 2008, pirfenidone was approved for use in IPF patients in Japan and is marketed as Pirespa® by Shionogi & Co. Ltd. in that country.

About IPF

Idiopathic pulmonary fibrosis (IPF) is a progressive, debilitating and ultimately fatal disease that affects approximately 200,000 people in Europe and the United States combined, with approximately 30,000 new cases reported per year in each region.

IPF is characterized by inflammation and scarring (fibrosis) in the lungs, hindering the ability to process oxygen and causing shortness of breath (dyspnea) and cough and is a progressive disease, meaning that over time, lung scarring and symptoms increase in severity. The median survival time from diagnosis is two to five years, with a five-year survival rate of approximately 20%. Patients diagnosed with IPF are usually between the ages of 40 and 70, with a median age of 63 years and the disease tends to affect slightly more men than women. There are no medicines approved in Europe and the United States for the treatment of IPF.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has an R&D portfolio addressing idiopathic pulmonary fibrosis (IPF) and hepatitis C virus (HCV) infections. The pulmonology portfolio includes Esbriet® (pirfenidone) for which InterMune has completed a Phase 3 program in patients with IPF (CAPACITY) and a New Drug Application (NDA) has been accepted for Priority Review by the FDA and a Marketing Authorization Application (MAA) has been submitted to the European Medicines Agency (EMA). The hepatology portfolio includes the HCV protease inhibitor compound RG7227 (ITMN-191) that entered Phase 2b in August 2009 and a second-generation HCV protease inhibitor research program. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, which reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to anticipated regulatory timelines and the likelihood of regulatory success. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Pirfenidone failed to achieve statistical significance on the primary endpoint in one of its two pivotal clinical trials and there can be no assurance that the regulatory authorities in either the United States or Europe will grant regulatory approval based upon these data, in combination with the other efficacy analyses and safety results the company has submitted in support of its NDA and MAA filings. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the SEC on March 16, 2009 (the “Form 10-K”), those additional risks and uncertainties relating InterMune and its business found in the risk factors attached as Exhibit 99.3 to InterMune’s Form 8-K filed with the SEC on January 20, 2010, and in the Prospectus Supplement filed with the SEC on January 21, 2010, and other periodic reports filed with the SEC, including the following: (i) risks related to the long, expensive and uncertain clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues or delays in anticipated timing of the regulatory approval process; (ii) risks related to failure to achieve the clinical trial results required to commercialize our product candidates; and (iii) risks related to timely patient enrollment and retention in clinical trials. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K, the Form 8-K, the Prospectus Supplement and InterMune’s other periodic reports filed with the SEC. InterMune undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in InterMune’s expectations.

#  #  #